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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in these Registration Statements on Form S-4/A (File No. 333-59913) and Form S-8 (File No.'s 333-31886 and 333-65129) of our report dated April 2, 1999 relating to the consolidated financial statements, which appears in BancFirst Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.



PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
March 30, 2000